SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

May 9, 2002

Date of Report (date of earliest event reported)

PCTEL, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1331 California Circle
Milpitas, CA 95035

(Address of principal executive offices)

(408) 965-2100

(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Exhibit Index
EXHIBIT 16.1
EXHIBIT 99.1

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     (a)  Former Independent Auditors.

     The Audit Committee of our Board of Directors annually considers and recommends to the Board of Directors the selection of our independent public accountants. As recommended by our Audit Committee, on May 9, 2002, our Board of Directors decided to terminate the engagement of Arthur Andersen LLP as our independent auditors.

     The reports of Arthur Andersen LLP on our financial statements for our fiscal years ended December 31, 2000 and December 31, 2001 contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits performed by Arthur Andersen LLP for fiscal 2000 and 2001 and during the period from January 1, 2002 through May 9, 2002, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement(s) in its reports, and there have been no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

     We have provided a copy of the above disclosures to Arthur Andersen LLP and have requested that Arthur Andersen LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated May 14, 2002 is filed as appendix 16.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 14, 2002

99.1	Press Release, dated May 14, 2002

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2002

PCTEL, INC.

By:	/s/ John Schoen John Schoen Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 14, 2002

99.1	Press Release, dated May 14, 2002